UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2006

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On November 15, 2006, the Audit Committee of the Board of Directors of Allegheny Bancshares, Inc. (the "Company") was notified by the Company's independent accountants, Larrowe & Company, PLC ("Larrowe"), that it would merge with the firm of Elliott Davis, LLC, effective November 17, 2006 and that it would no longer operate or provide audit services as a separate entity after that date. At a meeting held on November 16, 2006, the Company's Audit Committee approved the engagement of Elliott Davis, LLC, the successor firm in the merger, subject to successful completion of the merger, to serve as the Company's independent accountants for the fiscal year ended December 31, 2006.

The Company engaged Larrowe & Company at a meeting on May 11, 2006 as its independent accountants for the fiscal year ending December 31, 2006. Since the selection of Larrowe, there have been no disagreements with Larrowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larrowe, would have caused Larrowe to make reference to the subject matter of the disagreement in connection with its report.

During the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim periods through and including the date of Elliott Davis' appointment as the Company's independent accountants, the Company has not consulted with Elliott Davis on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements or any other matter or reportable event described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16: Letter to Commission from Larrowe consenting to the disclosures in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

November 21, 2006	By:	L. Kirk Billingsley

Name: L. Kirk Billingsley
Title: CFO

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Exhibit Index

Exhibit No.	Description

16.DOC	Exhibit 16: Letter to Commission from Larrowe consenting to the disclosures in this Form 8-K.